CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

[ILLUMINA LOGO]

                                                                   Exhibit 10.31

February 15, 2005


Alan Kersey


Re:  Illumina, Inc.


Dear Alan:

It gives me great pleasure to set forth the principal terms for you to join Illumina, Inc. (the "Company").

Position:                 VP & Site General Manager

Responsibilities:         VP/Site General Manager is a position of scientific
                          and technical leadership for the CyVera subsidiary upon the merger with Illumina, Inc. Principal responsibilities will include:

                          o     Direct leadership of the CyVera subsidiary.

                          o Development of strategies for the CyVera business.

                          o Participation with the senior management team to define future products.

                          o     Achievement of the CyVera business and
                                financial goals.

                          o Other such matters that may be determined by the management team.

                          As a Company employee you will be expected to abide by all the Company policies and procedures and sign and comply with the Company's standard form of Proprietary Information and Inventions Agreement, which prohibits unauthorized use or disclosure of the Company's proprietary information. In compliance with

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS,
HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                          federal immigration law, you will be required to provide documentary evidence of your identity and eligibility of employment in the United States.

Reporting: (Direct Mgr)   Reporting to Jay Flatley, President and CEO with a
                          dotted line to John Stuelpnagel, COO.

Compensation:             For full-time regular employment, your base salary
                          will be $8,461.54, payable every other week, one week in arrears and subject to standard payroll deductions and withholdings. Your first paycheck will be prorated based on your employment start date.

Equity: Subject to approval by the Stock Option Committee, you will be granted an option to purchase 100,000 shares of Common Stock at a purchase price equal to the closing price of such shares on your first day of employment. The shares are subject to vesting over a five-year period, with 60 monthly vesting increments. The options will be granted pursuant to the Company's 2000 Stock Plan.

Incentive Options:        Additionally, with Stock Option Committee approval,
                          you will be granted an Incentive Option for an additional 100,000 shares. These shares will have default vesting of 1/12 per month beginning in year 9 from the grant date. Vesting will accelerate as to 25% of the incentive share options based on achievement of each of the following 4 milestones: [*]

Management Bonus:         You will be entitled to participate in our Executive
                          Bonus Plan at a 20% target level. This will be prorated based on the number of full months that you are on the Illumina payroll. We will be developing the bonus plan shortly; however, it will be based 2/3 on achievement of 2005 financial goals and 1/3 on achievement of personal goals.

Benefits:                 You will be entitled to receive the Company's standard
                          benefits. These include medical, dental and vision insurance, which begin the first day of the following month after joining Illumina. Life insurance, long/short-term disability insurance, and employee assistance plan begin on your date of joining. A 40l
                          (k) plan is also available.


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
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


Employment at Will:       Your employment will be at-will, which means it may be
                          terminated at any time by you or the Company for any reason or for no reason. This at-will employment relationship cannot be changed except by written agreement signed by the CEO of the Company.

Start Date:               Your first day of full-time regular employment is
                          considered to be the date of the close of the merger.

Expiration of Offer:      This offer will be valid for 30 days from receipt of
                          this letter.

This letter contains the complete, final and exclusive embodiment of the terms of your employment with the Company. This letter shall be governed by California law without regard to conflict of laws principles.

We hope that you will join us in building a preeminent life sciences company. If the foregoing accurately reflects our agreement, please so indicate by signing where indicated below and returning the enclosed duplicate copy of this letter to me.

Sincerely,




Jay Flatley
President and CEO
Illumina, Inc.

The foregoing is agreed and accepted.

-------------------------------------------        -----------------------------
                Alan Kersey                                    Date


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